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                                   EXHIBIT 99

                                  NEWS RELEASE

RELEASE DATE:              JUNE 23, 2004

RELEASE TIME:              9:30 A.M.



                CAMCO FINANCIAL ANNOUNCES QUARTERLY CASH DIVIDEND

CAMBRIDGE, OHIO - Camco Financial Corporation (NASDAQ: CAFI) today announced a quarterly cash dividend of 14.5 cents per share. The dividend was declared June 22, 2004 for shareholders of record on July 6, 2004 and is payable on July 16, 2004.

Camco's CEO & President, Richard C. Baylor, commented, "Our intent is to continue our strong dividend of 14.5 cents per share, which represents a 4.12% yield based on our current market price and to enhancing shareholder value at every opportunity."

Camco Financial Corporation, with assets of $1.06 billion, is headquartered in Cambridge, Ohio. Camco and its wholly owned subsidiaries, including Advantage Bank, offer community banking, mortgage banking, internet banking and title services from 32 offices in 23 communities in Ohio, Kentucky and West Virginia.

Additional information about Camco may be found on Camco's web site:

                             www.camcofinancial.com.


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